Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
 PURSUANT TO 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

Pursuant to the requirement set forth in Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Juan Jose Chacon Quiros, as Chief Executive Officer, and Renee Gaeta, as Chief Financial Officer, of Establishment Labs Holdings Inc. (the “Company”), hereby certifies that to the best of his and her knowledge:
(1)The Company’s Quarterly Report on Form 10‑Q for the period ended September 30, 2018, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 13, 2018	/s/ Juan José Chacón Quirós
Juan José Chacón Quirós
Chief Executive Officer and Director
(Principal Executive Officer)

Date:	November 13, 2018	/s/ Renee Gaeta
Renee Gaeta
Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Establishment Labs Holdings Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.